Exhibit 3.7

        STATE OF DELAWARE

        SECRETARY OF STATE

DIVISION OF CORPORATIONS

  FILED 06:17 PM 12/27/2001

      010673613 - 2627701

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CLEAR CHANNEL ADSHEL, INC.

INTO

MORE GROUP INC.

(Pursuant to Section 253 of the

General Corporation Law of Delaware)

More Group Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Clear Channel Adshel, Inc., a New York corporation, which is referred to herein, as the “New York subsidiary corporation”.

FOURTH: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 20th day of December, 2001, determined to merge into itself Clear Channel Adshel, Inc. on the conditions set forth in such resolutions:

Merger of New York Subsidiary Corporation

RESOLVED, that More Group Inc., a Delaware corporation, as owner of 100% of the outstanding stock of Clear Channel Adshel, inc., a New York corporation (referred to herein from time to time as the “New York subsidiary corporation”), merge into itself the New York subsidiary corporation and assume all of said New York subsidiary corporation’s liabilities and obligations; and

RESOLVED, that the President or any Vice President, and Secretary or Assistant Secretary of More Group Inc. be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolutions to merge said New York subsidiary corporation with and into More Group Inc. pursuant to the provisions of the Business Corporation Law of the State of New York and the General Corporation Law of the State of Delaware and to assume said New York subsidiary corporation’s liabilities and obligations on the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware; and

RESOLVED, that the issued shares of the New York subsidiary corporation shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as More Group Inc. is the

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owner of all outstanding shares of the New York subsidiary corporation, but each said share which is issued as of the complete effective date of the merger shall be surrendered and extinguished, and the outstanding shares of More Group Inc. shall remain outstanding and shall not be affected by the merger; and

RESOLVED, that, in accordance with the foregoing resolutions, the Plan of Merger attached hereto as Exhibit A. providing for the merger of the New York subsidiary corporation with and into More Group Inc., is hereby ratified, confirmed and approved; and

RESOLVED, that Article 1 of the Certificate of Incorporation of More Group Inc., as amended, be amended to read as follows immediately following the merger of the New York subsidiary corporation into More Group Inc:

“1. The name of the corporation (the ‘Corporation’) is ‘Clear Channel Adshel, Inc.’”

Miscellaneous

RESOLVED, that all of the estate, property, rights, privileges, powers and franchises of the New York subsidiary corporation be vested in and held and enjoyed by More Group Inc. as fully and entirely and without change or diminution as the same were before held and enjoyed by the New York subsidiary corporation in its name; and

RESOLVED, that to the extent that any act, action, filing, undertaking, execution or delivery contemplated by these resolutions has been previously accomplished, the same is hereby ratified, confirmed, accepted, approved and adopted by the Board of Directors of More Group Inc.; and

RESOLVED, that the Board of Directors and proper officers of More Group Inc. are hereby authorized, empowered and directed to do any and all acts and things deemed necessary or appropriate, and to prepare, execute, deliver and file, or cause to be prepared, executed, delivered and filed, any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the foregoing resolutions or any of the provisions of the merger of the New York subsidiary corporation with and into More Group Inc., including without limitation the filing of any articles, certificates or other documents in order to effectuate such merger; and

RESOLVED, that this consent may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one consent action; and

RESOLVED, that any specific resolutions required for the purposes of carrying out any of the transactions contemplated by each of the foregoing resolutions are hereby deemed adopted and may be certified as having been

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adopted by the Board of Directors of More Group Inc. on this date, provided that a copy thereof is inserted in the minute book following this Unanimous Written Consent of the Board of Directors of More Group Inc.

FIFTH: The merger of the subsidiary corporations with and into the Corporation herein certified is not to become effective until the 31st day of December, 2001.

[Signature Page Follows]

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[Signature Page to Certificate of Ownership and Merger]

IN WITNESS WHEREOF, said More Group Inc. has caused this certificate to be signed by-Stephanie Rosales, its authorized officer, this 21st day of December, 2001.

MORE GROUP INC.

By:
	Name:	Stephanie Rosales
	Title:	Vice President

EXHIBIT A

PLAN OF MERGER

OF

CLEAR CHANNEL ADSHEL, INC.

AND

MORE GROUP INC.

PLAN OF MERGER approved on the 20th day of December, 2001 by resolution adopted by at least a majority vote of the members of the Board of Directors of More Group Inc., a business corporation of the State of Delaware, for the purpose of merging Clear Channel Adshel Inc., a New York wholly-owned subsidiary corporation, into More Group Inc.

1. More Group Inc. as the owner of 100 shares of Common Stock of Clear Channel Adshel, Inc. (such shares being all of the outstanding shares of Clear Channel Adshel, Inc.) hereby merges Clear Channel Adshel, Inc. into More Group Inc., effective as of December 31, 2001.

2. The separate existence of Clear Channel Adshel, Inc. shall cease upon the effective date of the merger pursuant to the provisions of the laws of the State of New York and More Group Inc. shall continue its existence as the surviving corporation pursuant to the provisions of the laws of the State of Delaware.

3. The name of the surviving corporation, More Group Inc., shall be changed to Clear Channel Adshel, Inc., as of the effective date of the merger, and was incorporated under the name More Group USA Inc. on May 28,1996.

4. The issued shares of Clear Channel Adshel, Inc. shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished.

5. The Board of Directors and the proper officers of More Group Inc. are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 05/28/1996 960153114 - 2627701

CERTIFICATE OF INCORPORATION

OF

MORE GROUP USA INC.

*    *    *    *    *    *     *    *

1. The name of the corporation (the “Corporation”) is: “More Group USA Inc.”

2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted toy the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $.01 per share.

5. The name and mailing address of the incorporator is as follows:

Christopher B, Manno

Willkie Farr & Gallagher

One Citicorp Center

153 East 53rd Street

New York, New York 10022

6. In furtherance and not in limitation of the powers conferred by statute, the By-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors.

7. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by thB court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

8. Elections of directors need not be by written ballot.

9. (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and. with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Paragraph.

(c) The indemnification and other rights set forth in this Paragraph shall not be exclusive of any provisions with respect thereto in the By-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

(d) Neither the amendment nor repeal of this paragraph 9, subparagraph (a), (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with paragraph 9, subparagraph (a), (b) or (c), shall eliminate or reduce the effect of this paragraph 9, subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph 3, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

(i) shall have breached his duty of loyalty to the Corporation or its stockholders;

(ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

(iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

(iv) shall have derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true and, accordingly, has hereunto set her hand this 28th day of May, 1996.

Christopher E. Manno

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 10/04/1996 960290267 - 2627701

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MORE GROUP USA INC.

More Group USA Inc., a Delaware corporation (the “Company”), hereby certifies as follows:

FIRST. The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Paragraph 1 and Paragraph 4 of the certificate of incorporation of the Corporation so that, as amended, said Paragraph 1 and Paragraph 4 shall read as follows;

“1. The name of the corporation (the “Corporation”) is: “More Group Inc.”

4. The total number of shares of stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.”

SECOND. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the Delaware General Corporation Law; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, More Group USA Inc. has caused this certificate to be signed by Roger George Parry, its President, and attested by Peter Arnold Hall, its Vice President, Treasurer and secretary, on the 4th day of October, 1996.

MORE GROUP USA INC.

By:
	Name:	Roger George Parry
	Title:	President

Attest:

By
	Name:	Peter Arnold Hall
	Title:	Vice President, Treasurer and Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:30 AM 12/19/1997 971439178 - 2627701

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MORE GROUP INC.

More Group Inc., a Delaware corporation (the “Company”), hereby certifies as follows:

FIRST. The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Paragraph 4 of the certificate of incorporation of the Corporation so that, as amended, said Paragraph 4 shall read as follows:

“4. The total number of shares of stock which the Corporation shall have the authority to issue is 2,000 shares of Common stock, par value $.01 per share.”

SECOND. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holders of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 229 of the Delaware General Corporation Lav; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Mere Group Inc. has caused this certificate to be signed by Roger George Parry, its Chief Executive Officer and President, and attested toy Brian P. Turnbull, its Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary, on the of 19th day of December, 1997.

MORE GROUP INC.

By:
	Name:	Roger George Parry
	Title:	Chief Executive Officer and President

Attest:

By:
	Name:	Brian P. Turnbull
	Title:	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 06:15 PM 12/27/2001 010673601 - 2627701

CERTIFICATE

FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

MORE GROUP INC., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 28th day of May, 1996 and thereafter forfeited pursuant to section 136 (b) of the General Corporation Law of Delaware, now desiring to procure a revival of its Certificate of Incorporation, hereby certified as follows:

1. The name of the corporation is MORE GROUP INC.

2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 17th day of August, 2001, the same being prior to the date of the forfeiture of the Certificate of Incorporation. Revival of the Certificate of Incorporation is to be perpetual.

4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 18th day of August, 2001, at which lime its Certificate of Incorporation became forfeited pursuant to section 136 (b) of the General Corporation Law of Delaware and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

IN WITNESS WHEREOF, said MORE GROUP INC. in compliance with Section 312 of the General Corporation Law of Delaware has caused this Certificate to be signed by Stephanie Rosales, its last and acting Vice President, this 27th day of December, 2001,

MORE GROUP INC.

By:
	Name:	Stephanie Rosales
	Title:	Last and Acting Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 06:16 PM 12/27/2001 010673606 - 2627701

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ADSHEL USA INC.

INTO

MORE GROUP INC.

(Pursuant to Section 253 of the

General Corporation Law of Delaware)

More Group Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns 100% of the outstanding stock of Adshel USA Inc., a Delaware corporation (referred to herein from time to time as the “Delaware subsidiary corporation”).

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 20th day of December, 2001, determined to merge into itself Adshel USA Inc. on the conditions set forth in such resolutions:

Merger of Delaware Subsidiary Corporation

RESOLVED, that More Group Inc., a Delaware corporation, merge into itself its wholly owned subsidiary, Adshel USA Inc., a Delaware corporation (referred to herein from time to time as the “Delaware subsidiary corporation”), and assume all of said Delaware subsidiary corporation’s liabilities and obligations; and

RESOLVED, that the President or any Vice President, and Secretary or Assistant Secretary of More Group Inc. be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolutions to merge said Delaware subsidiary corporation with and into More Group Inc. and to assume said Delaware subsidiary corporation’s liabilities and obligations on the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware; and

RESOLVED, that the issued shares of the Delaware subsidiary corporation shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as More Group Inc. is the owner of all outstanding shares of the Delaware subsidiary corporation, but each said share which is issued as of the complete effective date of the merger shall be surrendered and extinguished, and the outstanding shares of More Group Inc. shall remain outstanding and shall not be affected by the merger.

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Miscellaneous

RESOLVED, that all of the estate, property, rights, privileges, powers and franchises of the Delaware subsidiary corporation be vested in and held and enjoyed by More Group Inc. as fully and entirely and without change or diminution as the same were before held and enjoyed by the Delware subsidiary corporation in its name; and

RESOLVED, that to the extent that any act, action, filing, undertaking, execution or delivery contemplated by these resolutions has been previously accomplished, the same is hereby ratified, confirmed, accepted, approved and adopted by the Board of Directors of More Group Inc.; and

RESOLVED, that the Board of Directors and proper officers of More Group Inc. are hereby authorized, empowered and directed to do any and all acts and things deemed necessary or appropriate, and to prepare, execute, deliver and file, or cause to be prepared, executed, delivered and filed, any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the foregoing resolutions or any of the provisions of the merger of the Delaware subsidiary corporation with and into More Group Inc., including without limitation the filing of any articles, certificates or other documents in order to effectuate such merger; and

RESOLVED, that this consent may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one consent action; and

RESOLVED, that any specific resolutions required for the purposes of carrying out any of the transactions contemplated by each of the foregoing resolutions are hereby deemed adopted and may be certified as having been adopted by the Board of Directors of More Group Inc. on this date, provided that a copy thereof is inserted in the minute book following this Unanimous Written Consent of the Board of Directors of More Group Inc.

[Signature Page Follows]

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[Signature Page to Certificate of Ownership and Merger]

IN WITNESS WHEREOF, said More Group Inc. has caused this certificate to be signed by Stephanie Rosales, its authorized officer, this 21st day of December, 2001.

MORE GROUP INC.

By:
	Name:	Stephanie Rosales
	Title:	Vice President